As filed with the Securities and Exchange Commission on December 14, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Samsara Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3100039
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Samsara Inc.

350 Rhode Island Street

4th Floor, South Building

San Francisco, California 94103

(415) 985-2400

(Address of principal executive offices, including zip code)

2015 Equity Incentive Plan

(Full title of the plan)

Sanjit Biswas

Co-Founder and Chief Executive Officer

Dominic Phillips

Chief Financial Officer

Samsara Inc.

350 Rhode Island Street

4th Floor, South Building

San Francisco, California 94103

(415) 985-2400

(Name and address and telephone number, including area code, of agent for service)

Copies to:

Allison B. Spinner Steven E. Bochner Rezwan D. Pavri Shannon R. Delahaye Andrew S. Gillman Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Adam Eltoukhy Mai Li Lucas Tejwani Samsara Inc. 350 Rhode Island Street 4th Floor, South Building San Francisco, California 94103 (415) 985-2400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share, issued pursuant to stock options and restricted stock unit awards granted under the Samsara Inc. 2015 Equity Incentive Plan	1,186,749 (2)	$23.00	$27,295,227	$2,531

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional shares of the Registrant’s Class A common stock, $0.0001 par value per share (the “Class A common stock”), that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s Class A common stock, as applicable.

(2)

Represents 1,186,749 shares of Class B common stock issued to certain current and former employees, consultants, and advisors of the Registrant upon exercise of stock option awards or pursuant to the settlement of restricted stock unit awards granted under the Samsara Inc. 2015 Equity Incentive Plan (the “2015 Plan”) and subsequently converted to Class A common stock.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act based on the initial public offering price per share of Class A common stock of $23.00 per share as set forth on the cover page of the Registrant’s Prospectus to be filed on or about December 15, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-261204).

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock (the “Shares”) of Samsara Inc. (“us,” “we,” or the “Registrant”) referred to above that constitute “restricted securities” within the meaning of the Securities Act, by certain stockholders that are current and former employees, consultants, and advisors of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

SAMSARA INC.

1,186,749 Shares of Class A Common Stock

This prospectus relates to 1,186,749 shares of Class A common stock, $0.0001 par value per share (the “Shares”), of Samsara Inc., which may be offered from time to time by certain stockholders that are our current or former employees, consultants and advisors (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to the Registrant’s 2015 Equity Incentive Plan, as amended (the “Plan”).

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

The initial public offering price of our Class A common stock pursuant to our Registration Statement on Form S-1 (File No. 333-261204), as amended, declared effective on December 14, 2021, was $23.00 per share. Our Class A common stock has been approved for listing on the New York Stock Exchange under the symbol “IOT.”

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” on page 2 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2021

ABOUT THIS REOFFER PROSPECTUS

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, results of operations, financial condition, and prospects may have changed since that date.

“Samsara,” our logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Samsara Inc. or our subsidiaries. Other trademarks and trade names referred to in this prospectus are the property of their respective owners.

Unless the context otherwise requires, the terms “Samsara,” the “company,” “we,” “us,” and “our” in this prospectus refer to Samsara Inc. and its consolidated subsidiaries.

THE COMPANY

Samsara is on a mission to increase the safety, efficiency and sustainability of the operations that power the global economy.

To realize this vision, we pioneered the Connected Operations Cloud, which allows businesses that depend on physical operations to harness Internet of Things (“IoT”) data to develop actionable business insights and improve their operations.

Businesses in industries like transportation, wholesale and retail trade, construction, field services, logistics, utilities and energy, government, healthcare and education, manufacturing, food and beverage, and others are the backbone of the global economy. They operate high-value assets, coordinate large field workforces, manage complex logistics and distributed sites, and face environmental, safety and other regulatory requirements. Yet historically, these industries have been underserved by technology, leaving them heavily reliant on manual processes and legacy systems that are siloed and lack cloud connectivity. Without connected digital tools, physical operations businesses struggle to access real-time data, making it nearly impossible to achieve complete operational visibility or drive meaningful improvements in productivity.

We are solving the problem of opaque operations and disconnected systems. By harnessing recent advancements in IoT connectivity, artificial intelligence, cloud computing and video imagery, we are enabling the digital transformation of physical operations.

Corporate Information

We were incorporated in Delaware in 2015 as Samsara Networks Inc. and changed our name to Samsara Inc. in February 2021. Our principal executive offices are located at 350 Rhode Island Street, 4th Floor, South Building, San Francisco, California 94103, and our telephone number is (415) 985-2400. Our website address is www.samsara.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus and inclusions of our website address in this prospectus are inactive textual references only. You should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase shares of our Class A common stock. Investors should not rely on any such information in deciding whether to purchase our Class A common stock.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-261204), filed with the Securities and Exchange Commission on December 6, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, results of operations, financial condition, and prospects could be harmed. In that event, the trading price of our Class A common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “goal,” “objective,” “seek,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include statements about:

•

our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, other key business metrics and non-GAAP financial measures, our ability to determine reserves and our ability to achieve and maintain future profitability;

•	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

•	our expectations regarding future dividend payments or issuances of additional capital stock;

•	our ability to attract, retain and expand our relationships with customers;

•	our ability to develop new products, features and enhancements for our solution;

•	our ability to compete with existing and new competitors in existing and new markets and offerings;

•	our ability to successfully acquire and integrate companies and assets;

•	our ability to maintain the security and availability of our solution;

•	our expectations regarding the effects of existing and developing laws and regulations, including with respect to taxation and privacy and data protection;

•	our expectations regarding the effects of the ongoing COVID-19 pandemic upon our business;

•	our ability to manage risk associated with our business, including as we expand the scope of our business;

•	our expectations regarding our market opportunities and the evolution of these markets and competition within these markets;

•	our ability to develop and protect our brand;

•	our expectations and management of future growth;

•	our ability to hire and retain our employees;

•	our expectations concerning relationships with third parties;

•	our ability to maintain, protect and enhance our intellectual property;

•	our anticipated tax withholding and remittance obligations in connection with restricted stock unit settlements;

•	the increased expenses associated with being a public company; and

•	our anticipated uses of net proceeds from our initial public offering.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Class A common stock as of December 4, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder include an aggregate of 1,186,749 outstanding shares of Class A common stock acquired by certain of our current and former employees, consultants and advisors pursuant to the Plan, as described in this prospectus. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of December 4, 2021, subject to community property laws where applicable.

We have based percentage ownership prior to this offering on no shares of Class A common stock outstanding as of October 30, 2021 and assumed no conversion of shares of convertible preferred stock or Class B common stock into shares of Class A common stock subsequent to October 30, 2021 other than the Shares offered by the Selling Stockholders hereunder. We have also assumed the issuance and sale of 35,000,000 shares of our Class A common stock by us in our initial public offering and no exercise of the underwriters’ option to purchase up to an additional 5,250,000 shares of our Class A common stock from us. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Samsara Inc., 350 Rhode Island Street, 4th Floor, South Building, San Francisco, California 94103.

	Class A Shares Beneficially Owned Prior to the Offering		Class A Shares Being Offered	Class A Shares Beneficially Owned After the Offering(1)
Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Named Selling Stockholders(2)	34,467,875	49.6%	1,178,512	33,289,363	47.9%
Other Selling Stockholders(3)	87,615	*	8,237	79,378	*

*	Represents beneficial ownership of less than 1%.
(1)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of Class A common stock before the completion of this offering.

(2)

Includes the following 989 named non-affiliate persons, each of whom holds at least 1,000 Shares: Faiz Abbasi, Gabrielle Abebe, Trenton Abend, Preston Abend, Eliza AbiNader, Mintu Abraham, Abhinav Acharya, Andrew Ackermann, Tyler Adams, Alexandra Adeli, Werner Adewole, Cameron Adrian, Ritu Aggarwal, Shaurye Aggarwal, Ashima Agrawal, Kamal Akanni, Muhammad Akhtar, Daniel Alexander, Anais Alexich-Duran, Meteb Al-Fayez, Justin Algazi-Wheeler, David Alkire, Nicol Allardice, Cody Allen, Christian Almer, AbdulAziz Al-Sulaim, Juan Amaya, Brittany Anderson, Alana Anderson, Jeffrey Angius, Devan Angra, Cameron Aprile, Edilson Araujo, Steven Arola, Marvin Arroz, Justin Aschenbener, Cristina Ashbaugh, Areeb Aslam, Peter Atkin, Cathryn Atkins, Derek Augenstein, James Aultman, Jimena Avila Melgoza, Chase Ayers, Esther Baek, Nicholas Bahnson, Christopher Baird, Ryan Baldeo, Robert Bales, Chad Balistrieri, Johnny Ballas, Benjamin Baranovsky, John Barisone, Keith Barna, Jeffrey Barnett, Adam Barten, Kari Barthel, Joseph Bartlett, Matthew Basham, Richard Beanan, Thomas Becker, Nicolas Bedoya, Telind Bench, Jordanne Bender, Mark Bennett, Derek Bennett, Michael Bentivoglio, Elan Bernstein, Leyla Berramou, Jessica Berry, Carla Berteil Pons, Selma Betten, Yogesh Bhumralkar, Leo Billoud, Kristine Biscocho, Ethan Blackburn, Sean Blair, Grayson Blanks, Beth Bodner, Olivier Boireau, Nasim Bolandparvaz, George Bonaci, Danielle Boyce, Robert Boyle, Douglas Boyle, Amy Boyle, Arrash Bozorg, David Brablec, Griffin Brandau, Nathan Brock, Brian Broe, Victoria Brooking, Ryan Brown, Edward Brown, Parker Brown, Crystal Brown, Tanner Brunsdale, Frankie Buonocore, Jaclyn Burke, Valentina Bustos, Matthew Bystock, Macario Caceres, Maria Cambi, Sean Campbell, Joseph Canale, Anton Cardenas, Alexis Carney, Kyle Carr, Derek Carranco Carranza, Robert Carson, Christopher Carter, Lindsay Catalano, Christian Cecilio, Daniel Cervoni, Marshall Chambers, Nathaniel Chandler, Eliot Chang, Benjamin Chang, Jenny Chang, Forest Chapman, Mathew Chasan, Andrew Chastain, Judy Chau, Ezekiel Chavez, Advitheey Chelikani, Changping Chen, Jesse Chen, Joy Chen, Zhonghao Chen, Joyce Chen, William Chen, Jizhou Chen, Yihsiu Chen, Li-Wei Cheng, Benjamin Chiang, James Choe, Jay Chokshi, John Chorlog, Zareen Choudhury, Michael Chrisley, David Christoffersen, Weilian Chu, Helen Chung, Benjamin Chung, Kamryn Claridge, Jonathan Clark, Jeanne Clark, Ana Claudia Losse Herwitz, Marc Clifford, Jonathan Cobian, Kevin Cochran, Kristin Coles, Sylvia Collard, Matthew Collins, Kathleen Collyer, Jeremy Colwell, Daniel Connors, David Cook, Ryan Cooper, Jon Corn, Jennifer Corry, Cullen Costello, James Coyle, Hadley Creighton, Sally Crouch, Cristian Cruz, Charles Cubeta, Clifton Culberson, Justin Curry, Zaid Dabain, Jordan Daley, Jerome Dambrin, Marc Dandeneau, Siddhartha Datta Roy, Ryan David, Pete Davis, Joel Davis, Melanie Dazzo, Martin De Alba, Andrew Deagon, Derek DeBlois, Hannah DeBois, Hannah Decker, Etienne Dejoie, Justin Delegard, April Delgadillo, Michael Deluca, Anthony DeMarco, Zoe Demertzis, Christina Dennstedt, Gabrielle Deocares, Maxwell Dergosits, Katherine Derrick, Natasha Deschamps, Elizabeth DeTienne, Parth Dholakia, Mark Diab, Cody DiCara, Bennett Dickinson, Gregory Dieterich, Sebastien Dijols, Nguyen Dinh, Benjamin Dippelsman, Katherine Dixon, Christine Doan, Marcin Dobrowolski, Donald Donckers, Jung Dong, Christopher Doon, Zachary Dougherty, Katherine Downey, Lucas Doyle, Daniel Dreyer, Katarina Du, Isabell Duarte, Brinley Ducharme, James Duffield, Aditi Dugar, Jennika Dunbar, Nathan Dushman, Peter Dwersteg, Elias Dykaar, Zach Dylag, KatySue Dzielak, Alain Eboule, Chams Eddine Dahmani, Troy Edwards, Angelina Elhassan, Saleh Elhattab, Moran Eliahu, Peter Elliott, Charles Ellis, Matthew Elterman, Edward Eltringham, Ijeoma Emeagwali, Chris Endersby, Alexander Eng, Warren Epstein, Hayden Erickson, Edvard Eriksson, Adrian Espinoza, Nora Eszter Csillag, Stacey Eustice, David Evan, Katrina Failinger, Leia Faison, Nicholas Falco, Joshua Fancher, Bernardo Farah, Luis Felipe Bernal Calderon, Yu Fen Huang, Stephanie Fennell, Sarah Fennell, Emma Ferguson, Fabrizio Ferraro, Katherine Ferry, Oliver Feune De Colombi, Margaret Finch, Jamie Fine, Christopher Fiore, Alexander Fisher, Chris Fisher, Emma Fladeboe, Ann Fleming, Kathryn Florance, Janu Flores, Casey Flores, Alexandra Fontana, Holly Ford, Ariana Forer, Alexander Forsythe, Merlyn Fraga Francis Xavier, Tyler Freckmann, Delaney Freeman, Jacqueline Frias, Christopher Frost, Adam Funkenbusch, David Gal, Subramanian Ganapathy, Ganapathy 2021 Trust, Lauren Gardenswartz, Emerson Garland, Chuck Gartland, Mariela Gatell Flores, Pierre Gavaret, George Geanuracos, Erika Gemzer, Julia Gessow, Munaaf Ghumran, Karine Gidali, Hannah Gilbert, Jordan Gilbertson, William Ginsberg, Durgashankar Giridharan, Lucas Glenat, Brian Glowiak, Alexander Gnadig, Rushil Goel, Brittani Goins, Maxwell Goldberg, Ethan Goldberg, Blake Goldstein, German Gomez, Noah Gonzales, Robert Gonzalez, Angie Gonzalez, Kevin Gonzalez, Edgar Gonzalez, Victor Gonzalez Alcantara, Margaret Good, Rethi Gopalakrishnan, Gopi Govada, Alexander Govan, Patsy Gradwohl, Florence Grand, Nicholas Graves, Zachary Green, Jaquan Green, Wendy Greenberg, Jacqueline Gregory, Caroline Gregory, Nicole Gronski, Chelsie Gruber, Jason Guan, Aimee Guitard Laffite, Dmitriy Gulgazian, Aldi Gunawan, Young Guo, Kushagra Gupta, Vinayak Gupta, Hannah Ha, Patrick Haass, Lindsey Hall, Morgan Hall, Grace Hallock, Justin Halm, Devin Hamner, Josh Hand, Nada Harara, Yiphtach Haritan, Matthew Harlan, Michael Harper, Andrea Harpprecht, Derrek Harrison, Ryan Harrison, Griffin Hatton, Jiunn Haur Lim, Michael Heasell, Katherine

Heddleston, Dong Hee Han, Manuel Heichlinger, Nathan Heinrich, Warren Heller II, Robert Hendrickson, Kee Heywood, Damien Hicks, Chloe Hill, Elyse Hill, Saad Hirani, Aleck Hiscox, Michael Hlebasko, Philippe Ho, Manh Ho, Duy Hoang Nguyen, Andrew Hockaday, Greg Hogan, Curtis Holcombe, Peter Holiday, Michelle Horan, Eleanor Horowitz, Christine Hou, Shaun Houlihan, Christian Houston Floyd, Tonia Hsia, Matthew Hsu, Claire Hsu, Albert Hu, Arthur Huang, Judy Huang, Miranda Huey, William Hughes, Geoff Hutchinson, Andy Huynh, Sebastian Ibanez, Peter Ince, Michael Innocenzi, Jeremy Intal, Lyubov Ismakov, Gissell Isoni, Nicola Izzo, Matthew Jackson, Kelly Jackson, Philip Jacobs, Anubhav Jain, Saumya Jain, William Jarvis II, Setahrae Javanbakht, Patrick Jaye, Alex Jensen, Albert Jin, Prajakti Jinachandran, Jacob Johnson, Adam Johnson, Andrew Johnson, Montrae Jones, Daniella Jones, Arington Jordan, Kavya Joshi, Margaret Ju, Grant Kalasky, Gabrielle Kambur, Alexander Kane, Yu Kang Chen, Jennifer Kao, Aashish Kapur, Theodore Karch, Simon Karlsson, Jaclyn Karpiak, Dragomir Kassabov, Kristen Kathan, Sheethal Katta, Carli Katz, Taryn Kauhanen, Anthony Kazama, Anna Keleher, Chen Kelfman Knahan, Bruce Kellerman, Shayanna Kelly, Patrick Kelly, Morgan Kennedy, Maille Kennedy, Sujay Khandekar, Abhishyant Khare, Logan Kiernan, Sung Kim, Chelsea King, Wyeisha King, Brett Kirkendall, Travis Kirkland, Anna Klaussen, Jessica Klimek, Robert Kline, Scott Knight, Zachary Kohl, David Kohl, Daniel Kohnen, Lee Koppel, Kelly Koskelin, Kimberlyn Kreuzberger, Sonia Krishna, Vamshi Krishna Adimulam, Scott Krizman, Johnny Kuang, Ye-Sheng Kuo, Kyle Kuwatani, Jason Kwon, Simon Labute, Antoine Laccruche, Rebecca Lai, Katherine Lai, Harry Lal, Kelsey Lam, Andy Lam, Michael Lambrecht, Zoe Landis, Donald Lang, Adam Laredo, Edris Latifi, Kinga Latoszek, Sarah Laughlin, Joseph Lawrence, Jennifer Lawson, Alvin Le, Laura Leap, Kenneth Lee, Jungsoo Lee, Katherine Lee, Lora Lee, Kai-Rey Lee, Marina Lee, Tyler Lee, Jesse Lefferts, Emily Lehman, Colby Leonard, Paige Levin, Lauren Lewis, Eric Lewiston, Mai Li, Zhongfang Li, Alice Li, Weichao Li, Haan Li, David Liang, Chun-Kuei Liao, Deepti Limaye, Jennifer Lin, Rhea Lin, Mitch Lin, Andrew Lin, Zack Littke-Smith, Ariel Liu, Priscilla Liu, Alan Liu, Joann Liu, Lindsay Liu, Amy Liu, Kevin Lloyd, Rae Lloyd-Lever, Sarah Loaiza, Jose Lobo van Wersch, Gabrielle Logan, Robert Long, Hilary Louie, Zachariah Lovelace, Kimberly Lu, Leonardo Luiz Padovani da Mata, William Lumbi, Charles Lynch, Jose Lyndon Santos, Oluwashina Madamori, Aidan Madigan-Curtis, Anil Madithati, Roger Magdaleno, Hendrika Makilya, Arshia Malkani, Kiriti Manne, Vijay Manohar, Matthew Manos, Kushagra Mansingh, Olivia Marcus, Adja Marie-Antoinette Seck Thiam, Jacob Marr, Blake Marshman, Jeffrey Martinez, Rohan Marwaha, Martynas Masaitis, Chasity Mathis, McKenna Matteoni, Nathan Mayes, Alexandra McCall, Jeffrey McCraney, Lauren McDonald, Chris Mcdonough, Hugh McFall, Sean McGee, Glen McGillan, Sara McGlothlin, Courtney McGowan, Tyler McGrath, Peter McHugh, Lindsay Mckinley, Blake McMillan, Trent McMullen, Christopher McMurtagh, Tahni McPherson, Andrew McRobie, Evan Meagher, James Medenis, Mariah Medina, Katherine Medlicott, Will Mehall, Philip Mehler, Manuel Melo, Adalberto Mendez, Samantha Merrill, Justin Messer, Matt Michelini, Andrew Middleton, Austin Miller, Daniel Millington, Kawika Mitchell, Naveed Mitha, Ritsu Miyano, Charles Moffett, Mohammad Mojaddedi, Andrew Monks, Julia Monroy-Gnaedig, Matthew Moon, Matthew Morales, Kathryn Morales, Britton Morgan, Sean Morris, Marshall Morris, Kyle Morton, Issra Mosdiq, Keyan Mostafavi, Andrew Moyes, Christopher Mozzocchi, Ashley Mrozek, Sirivath Mu, Gregory Muender, Nikhitha Mukkala, Jeff Murphy, Keenan Murphy, Conor Murphy, Chelsey Murray, Sammy Nabahani, Semur Nabiev, Zohal Nabiyar, Kendra Nagle, Matthew Nagy, Amanda Nagy, Shareen Najjar, Kenshiro Nakagawa, Daniel Nally, Sachal Nanda, Nicholas Naraja, Corey Nayden, Jeena Nayyar, Zachary Negroni, Clint Nelson, Mostafa Neouchy, Steve Ngo, Jennifer Nguyen, Thu Nguyen, Liem Nguyen, Connie Nguyen, Joanne Nguyen, Austin Nichols, William Nichols, Demetrick Nichols, Michael Nicholson, Matthew Nicolary, Hanna Nielson, Claire Nord, Chance Obialo, Mason O’Brien, Katherine O’Connell, Brion O’Connor, Rory O’Dea, Stella Oh, Steven Okada, Hitoshi Okonogi, Alexander Olguin, Sven Olson, Kevin Omwega, Ava O’Neill, Kevin O’Rourke, Ben Osman, Tadhg O’Sullivan, John Owens, Santiago Padilla, Martin Padilla, Breanna Padilla, Stephan Padilla, Joseline Padilla Alvarez, Harmony Palmer, Kyle Palmer, Justin Pan, Utkarsh Pandey, Somasundara Pandian, Huang Pao-Hui, Rushendra Paravasthu, Agamani Parida, Sarah Park, Susan Park, Shawn Park, Stephen Parke, Charlotte Parlo, Timothy Passaro, Witold Passerat de la Chapelle, Nirav Patel, Farah Patel, Sunny Patel, Katherine Paulsen, Jared Pavan, Allison Pedrotti, Eli Peer, Tirso Peguero, Laura Pennick, Douglas Pernik, Victoria Perrella, Nicole Persaud, Mathias Pesjak, Noah Pettit, Samuel Peyton, Taylor Pfohl, Nhi Phan, Andrew Phelps, Saranyu Phusit, Tara Pichumani, Barton Pickett, William Pilchak, Brandon Pimentel, Daniel Pittelkow, Hunter Pope, William Preston, Robert Pulford, Ryan Purcell, Geoffrey Putman, Kevin Qi, Wen Qi Chin, Henry Qin, Tina Quach, Samuel Rabellino, Ashley Rad, Vidushi Rai, Lorrie Raines, Karthikram Rajadurai, Sundar Rajan, Nishant Raman, Madhavi Ramanujan, Gautam Ramaswamy, Siri Ramos, Gregory Ramsey, Blair Rasnick, Nicholas Rathjen, Noah Ray, Ehsan Razfar, Whitley Reddinger, Aidan Reed, Jenna Reinero, Maximiliano Rencoret, Melissa Reynolds, Evan Richards, Benjamin Richman,

Andrew Rider, Mackenzie Ring, Marcelo Rioja, Joseph Rivera, Bianca Rivera, Andrew Robbins, Brian Robbins, Dean Roberts, Matthew Roberts, Nicholas Robertson, Peter Rocks, Manilyn Rodis, Andrianna Rodriguez, Holly Rogers, John Romeka, Cassandra Rommel, John Roof, Crystal Rosas, Javier Rosas, Tyler Rosell, James Rowson, Alexandra Ruiz, Francis Russo, Andrew Ryan, Danielle Ryan, Sean Ryan, Von Ryan Pineda, Ronald Saavedra, Curtis Sails III, Jagdeep Saini, Darren San Felipe, Jon Eric San Miguel, Maria Sanchez, Anne Sands, Paravadee Sangassapaviriya, Sebastian Sangervasi, Nicholas Santos, James Saunders, Philippe Savoie, Dale Saxman, Joseph Schneider, Christopher Schneider, Lawrence Schoeb, Daniel Schofield, Shane Schulte, Nicholas Schwarzbach, Marissa Scott, Courtney Sculley, Ozan Seckiner, Pooja Sekaran, Andrew Selbo, Dante Selvitella, Ellora Sengupta, Jason Seo, Anthony Sergi, Michael Serunian, Walmiki Setlur, Grace Seto, Meelap Shah, Neha Shah, Vineet Shah, Meha Shah, Jaffer Shah-Ganai, Faisal Shaikh, Jared Shambaugh, Kaitna Shankar, Adam Shaw, Kim Shekar, Daniel Shem, Sabrina Shemet, Bradley Sherman, Neel Sheth, Zhaohao Shi, Junxiu Shi, Vincent Shieh, Prasad Shinde, Grace Shipman, Sarah Shoemaker, John Shoust, Eric Shreve, Patrick Shunney, Kathryn Siegel, Arielle Siem, Ewelina Sieradzka, Debbie-Phuong Sikic, Jonathan Silver, Molli Simpson, David Sims, Jasvir Singh, Satyajit Singh, Kellie Sinnott, Caleb Siu, Brian Skruch, Adel Slimani, Jeffrey Sloan, David Sloan, Ilana Slutsky, Brian Smith, Christopher Smith, Nicole Smith, Samantha Smith, Connor Smith, Evan Smoot, Ian Solomon, Oliver Song, Yeji Song, Patrick Sornsin, Blake Soukup, Kate Souza, Shane Spears, Evan Spicer, Sharan Srinivasan, Seth Stanfield, Dragan Stankovic, Ryan Staten, Michael Steiger, Amanda Steinwedel, Asma Stephan, Bryan Stephenson, Denbeigh Stevens, Alexander Stevenson, Noelle Stewart, William Stobaugh, Carson Stokely, Timothy Stone, Katie Strain, Eric Strehl, Desiree Strozier, Navyatha Sude, Satya Swarupa Naidu Dodda, Derek Sweetman, Jason Symons, Babiel Tadesse, Casey Takahashi, Amanda Tallman, Michelle Tam, Xuan Tang, Marvin Tang, Shahryar Tariq, Christian Taylor, Harsha Teja Kanikicherla, Alexander Tesfamicael, Kathryn Thane, Bach Thien-Ly Candice Nguyen, Terrell Tichenor, Colin Tick, Daniel Tirado, Miguel Torres, Amanda Torrez, Anthony Toteda, Alexander Tran, Huy Tran, Shivam Trivedi, Ches Trulson, Brian Tuan, Chase Turay, Lane Turay, Michael Ulrich, Alyssa Unterreiner, Parth Upadhyay, Ursula Urrutia, Ariel Valencia, Roel van Heusden, Kyle VanThof, Kyle Vantosky, Elizabeth Vather, Aura Vega, Nigel Vega, Abhishek Velayudham, Alexandria Ventry, Karen Vergin Kagaya, Victoria Verna, Ian Vernon, Carla Villagomez, Bogdan Visan, Brian Vu, Amit Vyas, Kathleen Wagner, Benedict Walker, Travis Walker, Lawrence Wall, Catherine Wallace, Andrew Walworth, Stephen Wan, Amanda Wang, Joanne Wang, Kenny Wang, Charleen Wang, Wilson Wang, Ryan Wang, Sarah Ward, Hailey Warren, Jihan Watkins, Aurora Watkins, Henry Watterson, Sachie Weber, Molly Weber, Patrick Webster, Elizabeth Weed, Jonathan Weeks, Felix Weinberger, Shawn Welsh, Rudy Wen, Tian Wen Daniel Lew, Katherine Werner, Brian Westphal, Dimitri Whitaker, Audrey White, Gordon White, Emily White, White 2021 Trust, Claire Whitlatch, David Whitlow, Jessica Whitney, Lauren Whittaker, Ingo Wiegand, Ramon Wiersema, James Williams, Madison Williams, Melody Williams, Tyler Willibrand, Christina Willis, Andrew Wilson, Kasia Wilson, Kristen Witous, Michael Womack, Lucas Wonderley, Gregory Wood, Evan Woodruff, Sarah Wright, Laura Wrightson, Adam Wrobel, Sherry Wu, Alex Wu, Wei Wu, Leo Wu, Alvin Wu, Ichuan Wu, Justin Xiao, Zhekai Xing, Nicholas Xu, Sherry Xu, David Yaglom, Taccio Yamamoto, Xin Yang, Harry Yang, Shourav Yathindranath, Melissa Yeh, Roger Yeh, Jason Yelvington, Justin Yen, Jevon Yeoh, Renat Yeshchin, Grayson Yokota, Allison York, Hayley Young, Ryan Young, Natalie Young, Blake Yu, Hsin Yu Jiang, Ashcon Zand, Pasha Zanjani, Jennifer Zhang, Edwin Zhang, Eric Zhang, Lanxi Zhang, Christopher Zhen, Eileen Zhong, Tianyi Zhou, Yolanda Zhou, Judy Zhu, Oucema Zouaghi and Diana Zuniga.
(3)

Includes 134 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our Class A common stock.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•

through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions, or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the New York Stock Exchange;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California.

EXPERTS

The financial statements as of February 1, 2020 and January 30, 2021, and for each of the years then ended, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on December 6, 2021 (File No. 333-261204), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•

The Registrant’s Prospectus to be filed on or about December 15, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-261204).

•

The description of the Registrant’s Class A common stock which is contained in a registration statement on Form 8-A filed on December 8, 2021 (File No. 001-41140) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.samsara.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Samsara Inc., Attention: General Counsel, 350 Rhode Island Street, 4th Floor, South Building, San Francisco, California 94103, (415) 985-2400.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by Samsara Inc. (the “Registrant”) with the SEC are incorporated by reference into this Registration Statement:

•

Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on December 6, 2021 (File No. 333-261204), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•

The Registrant’s Prospectus to be filed on or about December 15, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-261204).

•

The description of the Registrant’s Class A common stock which is contained in a registration statement on Form 8-A filed on December 8, 2021 (File No. 001-41140) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

The Registrant’s amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the Registrant’s initial public offering, will contain provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, the Registrant’s amended and restated bylaws, which will become effective immediately prior to the completion of the Registrant’s initial public offering, will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. The Registrant’s amended and restated will bylaws provide that the Registrant may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of the Registrant’s employees or agents or is or was serving at the Registrant’s request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Registrant’s amended and restated bylaws will also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, the Registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws, and the indemnification agreements that the Registrant has entered into with its directors and executive officers may discourage stockholders from bringing a lawsuit against the Registrant’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of the Registrant’s directors, officers, employees, or other agents or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to the Registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s Board of Directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the registrant, as amended and currently in effect.

4.2(2)	Form of Amended and Restated Certificate of Incorporation of the registrant, to be in effect upon completion of the registrant’s initial public offering.

4.3(3)	Amended and Restated Bylaws of the registrant, as currently in effect.

4.4(4)	Form of Amended and Restated Bylaws of the registrant, to be in effect upon completion of the registrant’s initial public offering.

4.5(5)	Form of Class A common stock certificate.

4.6(6)	2015 Equity Incentive Plan and related form agreements.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto).

(1)	Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-261204), filed with the Commission on November 19, 2021.
(2)	Incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-261204), filed with the Commission on November 19, 2021.
(3)	Incorporated by reference to Exhibit 3.3 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-261204), filed with the Commission on November 19, 2021.
(4)	Incorporated by reference to Exhibit 3.4 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-261204), filed with the Commission on November 19, 2021.
(5)	Incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-261204), filed with the Commission on November 19, 2021.
(6)	Incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-261204), filed with the Commission on December 6, 2021.

ITEM 9.	UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, State of California, on the 14th day of December, 2021.

SAMSARA INC.

By:	/s/ Sanjit Biswas
Sanjit Biswas
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanjit Biswas, John Bicket, Dominic Phillips and Adam Eltoukhy, and each one of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in their name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sanjit Biswas Sanjit Biswas	Chief Executive Officer and Director (Principal Executive Officer)	December 14, 2021

/s/ Dominic Phillips Dominic Phillips	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 14, 2021

/s/ John Bicket John Bicket	Director	December 14, 2021

/s/ Marc Andreessen Marc Andreessen	Director	December 14, 2021

/s/ Sue Bostrom Sue Bostrom	Director	December 14, 2021

/s/ Jonathan Chadwick Jonathan Chadwick	Director	December 14, 2021

/s/ Ann Livermore Ann Livermore	Director	December 14, 2021

/s/ Hemant Taneja Hemant Taneja	Director	December 14, 2021

/s/ Sue Wagner Sue Wagner	Director	December 14, 2021